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                                                                     EXHIBIT 4.9


                              CERTIFICATE OF TRUST
                                       OF
                             TECO CAPITAL TRUST III

     This Certificate of Trust of TECO Capital Trust III (the "TRUST"), dated November 20, 2000, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

     1. NAME. The name of the business trust being formed hereby is TECO Capital Trust III.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are as follows:

              The Bank of New York (Delaware)
              White Clay Center
              Route 273
              Newark, Delaware 19711

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective immediately upon its filing with the Secretary of State of the State of Delaware.

     In Witness Whereof, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

                                           THE BANK OF NEW YORK,
                                           as Property Trustee


                                           By: /s/ Sharon L. Atkinson
                                               --------------------------------
                                           Name:  Sharon L. Atkinson
                                           Title: Agent

                                           THE BANK OF NEW YORK (DELAWARE),
                                           as Delaware Trustee


                                           By: /s/ William T. Lewis
                                              ---------------------------------
                                           Name: William T. Lewis, SVP
                                           Title: